Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-3 No. 333-176296, filed on August 12, 2011) of Extra Space Storage Inc.;

Registration Statement (Form S-3 No. 333-176277, filed on August 12, 2011) of Extra Space Storage Inc.;

Registration Statement (Form S-3 No. 333-176276, filed on August 12, 2011) of Extra Space Storage Inc.;

Registration Statement (Form S-8 No. 333-157559, filed on February 27, 2009) pertaining to the Extra Space Management, Inc. 401(k) Plan;

Registration Statement (Form S-3 No. 333-133407, filed on April 19, 2006) of Extra Space Storage Inc.;

Registration Statement (Form S-3 No. 333-128988, filed on October 13, 2005) of Extra Space Storage Inc.;

Registration Statement (Form S-3 No. 333-128504, filed on September 22, 2005) of Extra Space Storage Inc.; and

Registration Statement (Form S-8 No. 333-126742, filed on July 20, 2005) pertaining to the Extra Space Storage Inc. 2004 Non-Employee Directors’ Share Plan and the Extra Space Storage Inc. 2004 Long Term Incentive Compensation Plan.

of our report dated August 29, 2013, with respect to the statement of revenues and certain operating expenses of the properties owned by All Aboard Mini Storage Portfolio for the year ended December 31, 2012, which report appears in this Form 8-K of Extra Space Storage Inc.

/s/ Haynie & Company, P.C.

Salt Lake City, Utah
August 29, 2013